As Filed with the Securities and Exchange Commission on August 27 , 2012
Registration No. 333- 182974

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 1 TO
FORM F-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

HYDROGENICS CORPORATION —
CORPORATION HYDROGÉNIQUE
(Exact name of Registrant as specified in its charter)

Canada	3629	Not Applicable
(Province or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

220 Admiral Boulevard, Mississauga, Ontario, Canada  L5T 2N6, (905) 361-3660
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York  10036, (800) 927-9801
(Name, address, and telephone number of agent for service in the United States)

Copies to:

Jennifer Barber	Mile T. Kurta
Chief Financial Officer	Torys LLP
Hydrogenics Corporation	1114 Avenue of the Americas
220 Admiral Boulevard	New York, New York
Mississauga, Ontario, Canada	10036
L5T 2N6	(212) 880-6000
(905) 361-3660

Approximate date of commencement of proposed sale of the securities to the public:
From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per Security (1) (2) (3)	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Share Purchase Contracts
Units
Total	US$25,000,000	100%	US$25,000,000	US$2,865 (4)

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts, and Units of the Registrant as shall have an aggregate initial offering price not to exceed US$25,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	In United States dollars or the equivalent thereof in Canadian dollars.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

PART I

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada, except Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of our Chief Financial Officer at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6, (905) 361-3638, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE AND/OR SECONDARY OFFERING

August 27 , 2012

HYDROGENICS CORPORATION

US$25,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Share Purchase Contracts

Units

We may offer from time to time, during the 25 month period that this prospectus, including any amendments hereto, remains effective, up to US$25 million of the securities listed above in one or more series or issuances and their total offering price, in the aggregate, will not exceed US$25 million. Our securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and set forth in an accompanying shelf prospectus supplement.

We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. Any net proceeds we expect to receive from the issue of our securities will be set forth in a prospectus supplement.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference in this prospectus as of the date of such prospectus supplement but only for the purposes of the distribution of the securities to which the prospectus supplement pertains.

This prospectus does not qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

Our outstanding common shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “HYG” and quoted on the Nasdaq Global Market (“Nasdaq”) under the symbol “HYGS”.

The aggregate market value of our outstanding common shares held by non-affiliates is US$25,473,078.40 based on 3,801,952 shares held by non-affiliates as of July 31, 2012, at a per share price of US$6.70 based on the closing sale price of our common stock on the Nasdaq on July 31, 2012. In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 8 of this prospectus.

Our head and registered office is at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6.

We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and independence standards, and thus may not be comparable to financial statements of U.S. companies.

Owning the securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated in Canada, most of our officers and directors and certain of the experts named in this prospectus are Canadian residents, and many of our assets are located in Canada.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE OR PROVINCIAL SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In connection with any underwritten offering of securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

We may sell securities through underwriters or dealers directly pursuant to applicable statutory exemptions, or through agents designated by us from time to time. Each prospectus supplement will identify each person who may be deemed to be an underwriter with respect to securities being offered and will set forth the terms of the offering of such securities, including, to the extent applicable, the purchase price or prices of the offered securities, the initial offering price, the proceeds to us from the sale of the offered securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. The managing underwriter or underwriters with respect to the securities sold to or through underwriters will be named in the applicable prospectus supplement.

Unless otherwise specified in a prospectus supplement relating to a series of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units, the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units may be sold and purchasers may not be able to resell the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units purchased under this prospectus. This may affect the pricing of our preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units in the secondary market, the transparency and availability of trading prices, the liquidity of our preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units, and the extent of issuer regulation. See “Risk Factors”.

The earnings coverage ratios of the Company for the 12 months ended December 31, 2011 and the 12 months ended June 30, 2012 are less than one-to-one. See “Earnings Coverage Ratios” on page 14 of this prospectus.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	5
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	6
EXCHANGE RATE DATA	6
FORWARD-LOOKING STATEMENTS	7
RISK FACTORS	8
THE COMPANY	9
PRIOR SALES	12
PRICE RANGE AND TRADING	12
USE OF PROCEEDS	14
CAPITALIZATION AND INDEBTEDNESS	14
EARNINGS COVERAGE RATIOS	14
DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES	15
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF SUBSCRIPTION RECEIPTS	20
DESCRIPTION OF WARRANTS	21
DESCRIPTION OF SHARE PURCHASE CONTRACTS	24
DESCRIPTION OF UNITS	25
PLAN OF DISTRIBUTION	25
CERTAIN INCOME TAX CONSIDERATIONS	27
EXPENSES OF ISSUANCE AND DISTRIBUTION	27
RATIO OF EARNINGS TO FIXED CHARGES	27
DOCUMENTS INCORPORATED BY REFERENCE	29
LEGAL MATTERS	31
EXPERTS	31
AUDITORS, TRANFER AGENTS AND REGISTRARS	31
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	31

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference” at page 29 of this prospectus. The information in or incorporated by reference into this prospectus is current only as of its date. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to offer these securities.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, the terms “Hydrogenics”, “Company”, “Corporation”, “we”, “us” and “our” refer to Hydrogenics Corporation and its consolidated subsidiaries and, where the context requires, includes our predecessor (“Old Hydrogenics”) and its consolidated subsidiaries prior to October 27, 2009.

Except where otherwise indicated, all dollar amounts are expressed in U.S. dollars, references to “US$” and “dollars” are to U.S. dollars, and references to “Cdn$” are to Canadian dollars.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under the laws of Canada.  Most of our directors and officers, as well as certain of the experts named in this prospectus, are residents of Canada and all or a substantial portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon our directors or officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors or officers under U.S. federal securities laws. We believe that a judgment of a U.S. court predicated solely upon civil liability under such laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

EXCHANGE RATE DATA

The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in United States dollars, the exchange rate at the end of such period and the average of such exchange rates for each day during such period, based on the noon rate of exchange as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars:

	Year Ended December 31,					Six Months Ended June 30,
	2007	2008	2009	2010	2011	2011	2012
Low	0.8437	0.7711	0.7692	0.9278	0.9430	0.9978	0.9599
High	1.0905	1.0289	0.9716	1.0054	1.0583	1.0542	1.0197
Period End	1.0120	0.8166	0.9555	1.0054	0.9833	1.0370	0.9813
Average	0.9304	0.9381	0.8757	0.9709	1.0111	1.0238	0.9943

On August 24 , 2012, the noon buying rate was Cdn$1.00 = US$ 1.0081 .

FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking information”, within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements”). Forward-looking statements can be identified by the use of words, such as “plans”, “expects”, “budget”, “scheduled”, “estimates”, “forecasts”, “intend”, “anticipates”, “objectives” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These forward-looking statements relate to, among other things, our future results, levels of activity, performance, goals, achievements, competitive advantages, industry trends, or other future events. These forward-looking statements are based on current expectations and various assumptions and analyses made by us in light of our experience and our perceptions of historical trends, current conditions and expected future developments and other factors that we believe are appropriate in the circumstances. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in our forward-looking statements.

These risks, uncertainties and factors include, but are not limited to: our inability to increase our revenues or raise additional funding to continue operations, execute our business plan, or to grow our business; our inability to address a slow return to economic growth, and its impact on our business, results of operations and consolidated financial condition; our limited operating history; our inability to implement our business strategy; fluctuations in our quarterly results; failure to maintain our customer base that generates the majority of our revenues; currency fluctuations; our failure to maintain sufficient insurance coverage; changes in value of our goodwill; failure of a significant market to develop for our products; failure of hydrogen being readily available on a cost-effective basis; changes in government policies and regulations; failure of uniform codes and standards for hydrogen-fuelled vehicles and related infrastructure to develop; liability for environmental damages resulting from our research, development or manufacturing operations; failure to compete with other developers and manufacturers of products in our industry; failure to compete with developers and manufacturers of traditional and alternative technologies; failure to develop partnerships with original equipment manufacturers, governments, systems integrators and other third parties; inability to obtain sufficient materials and components for our products from suppliers; failure to manage expansion of our operations; failure to manage foreign sales and operations; failure to recruit, train and retain key management personnel; inability to integrate acquisitions; our failure to develop adequate manufacturing processes and capabilities; our failure to complete the development of commercially viable products; our failure to produce cost-competitive products; our failure or delay in field testing of our products; our inability to adapt to technological advances or new codes and standards; our failure to protect our intellectual property; our involvement in intellectual property litigation; our exposure to product liability claims; our failure to meet rules regarding passive foreign investment companies; actions of our significant and principal shareholders; dilution as a result of significant issuances of our common shares; the inability of U.S. investors to enforce U.S. civil liability judgments against us; volatility of our common share price; dilution as a result of the exercise of options, warrants and performance share units; the absence of an existing public market for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units; the reduced public float and liquidity of our common shares; the effect of prevailing interest rates on the market price of our preferred shares and debt securities; and our debt securities not being secured by any of our assets. These risk factors and others are discussed in more detail herein under “Risk Factors,” as well as under “Item 3. Key Information – Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, incorporated by reference herein, and under “Risk Factors and Forward-looking Statements” in our management’s discussion and analysis of financial condition and results of operations as at and for the three and six months ended June 30, 2012, which is filed with the SEC as Exhibit 99.2 to our report on Form 6-K on August 1, 2012, which is also incorporated by reference herein.

These factors may cause our actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. Forward-looking statements do not take into account the effect that transactions or non-recurring or other special items announced or occurring after the statements are made have on our business. For example, they do not include the effect of business dispositions, acquisitions, other business transactions, asset writedowns or other charges announced or occurring after forward-looking statements are made. The financial impact of such transactions and non-recurring and other special items can be complex and necessarily depends on the facts particular to each of them.

We believe the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Unless otherwise stated, the forward-looking statements contained herein are made as of the date of this prospectus and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risk factors described below, as well as the risk factors described under “Item 3. Key Information – Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F, incorporated by reference herein, under “Risk Factors and Forward-looking Statements” in our management’s discussion and analysis of financial condition and results of operations as at and for the three and six months ended June 30, 2012, filed with the SEC as Exhibit 99.2 to our report on Form 6-K on August 1, 2012, which is also incorporated by reference herein, and the other information contained in and incorporated by reference into this prospectus (including subsequently filed documents incorporated by reference), before deciding whether to invest in our securities. Any of such risks could materially adversely affect our business, financial condition or results of operations.

There is no existing public market for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units and a market may not develop.

There is currently no market through which the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units may be sold and purchasers of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units may not be able to resell such preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units purchased under this prospectus. There can be no assurance that an active trading market will develop for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units after an offering or, if developed, that such market will be sustained. This may affect the pricing of the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units and the extent of issuer regulation.

The public offering prices of the securities may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to the prices at which the securities will trade in the public market, if any, subsequent to such offering. See “Plan of Distribution”.

Prevailing interest rates will affect the market price or value of the preferred shares and debt securities.

The market price or value of the preferred shares and debt securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The debt securities will not be secured by any assets of the Company.

Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of debt securities and would have a claim that ranks equal with the claim of holders of debt securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

THE COMPANY

This summary does not contain all the information about us that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference and are considered to be part of this prospectus.

We were incorporated on June 10, 2009 under the Canada Business Corporations Act, under the name “7188501 Canada Inc.” We changed our name to “Hydrogenics Corporation–Corporation Hydrogenique” on October 27, 2009 in connection with a transaction involving Algonquin Power Income Fund (“APIF”).

Old Hydrogenics was founded in 1988 under the name “Traduction Militech Translation Inc.” It subsequently changed its name to “Société Hydrogenique Incorporée–Hydrogenics Corporation Incorporated”. From 1990 to August 1995, Société Hydrogenique Incorporée–Hydrogenics Corporation Incorporated did not actively carry on business. In August 1995, Old Hydrogenics commenced our fuel cell technology development business, and in 2000, changed its name to Hydrogenics Corporation – Corporation Hydrogenique. Until October 27, 2009, we were a wholly-owned subsidiary of Old Hydrogenics. On October 27, 2009, pursuant to an agreement between us, Old Hydrogenics, the Board of Trustees of APIF and APIF’s manager, Algonquin Power Management Inc., Old Hydrogenics transferred its entire business and operations to us, including all assets, liabilities, directors, management and employees, but excluding its tax attributes (the “APIF Transaction”). Under the APIF Transaction, our shareholders had their common shares in the capital of Old Hydrogenics redeemed for our common shares on a one-for-one basis. Since the APIF Transaction, we have continued to carry on the hydrogen generation business and fuel cell business of Old Hydrogenics prior to the APIF Transaction as a public entity.

We are a globally recognized developer and provider of hydrogen generation and fuel cell products. We conduct our business through the following business units: (i) OnSite Generation, which focuses on hydrogen generation products for renewable energy, industrial and transportation customers; and (ii) Power Systems, which focuses on fuel cell products for original equipment manufacturers ("OEMs"), systems integrators and end users for stationary applications, including backup power, and motive applications, such as forklift trucks. In November 2007, we announced that we were exiting the fuel cell test products, design, development and manufacturing business, that was conducted through our Test Systems business unit.

Our business units are supported by a corporate services group providing finance, insurance, investor relations, communications, treasury, human resources, strategic planning, compliance, and other administrative services.

Our principal executive offices are located at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6. Our telephone number is (905) 361-3660. Our agent for service in the United States for any actions relating to our common shares is Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036, (800) 927-9801.

OUR BUSINESS

We design, develop and manufacture hydrogen generation and fuel cell products based on water electrolysis technology and proton exchange membrane (“PEM”) technology. Our mission is to provide safe, secure, sustainable and emission-free energy as a leading global provider of clean energy solutions based on hydrogen. We maintain operations in Belgium, Canada and Germany with satellite offices in the United States and Russia, as well as a sales office in China.

Our OnSite Generation business segment is based in Oevel, Belgium and develops products for industrial gas, hydrogen fueling and renewable energy storage markets. Our Power Systems business segment is based in Mississauga, Canada, with a satellite facility in Gladbeck, Germany, and develops products for energy storage, stationary and motive power applications.

OnSite Generation

Our OnSite Generation business segment is based on alkaline water electrolysis technology which involves the decomposition of water into oxygen (O2) and hydrogen gas (H2) by passing an electric current through a liquid electrolyte. The resultant hydrogen gas is then captured and used for industrial gas applications, hydrogen fueling applications, and is used to store renewable energy in the form of hydrogen gas. Our HySTAT® branded electrolyzer products are based on 60 years of hydrogen experience, meet international standards such as ASME, CE, Rostechnadzor and UL and are certified ISO 9001 from design to delivery. We configure our HySTAT® products for both indoor and outdoor applications and tailor our products to accommodate various hydrogen gas requirements.

The worldwide market for hydrogen, which includes the merchant gas market for hydrogen, is estimated at US$5 billion annually, and is served by industrial gas companies as well as on-site hydrogen generated by products manufactured by companies such as ours. We believe that the annual market for on-site hydrogen generation equipment is approximately US$100 million to US$200 million. We believe the size of the addressable market for on-site hydrogen generation equipment could more than double if energy storage and electrolysis based hydrogen fueling stations gain widespread acceptance.

Our OnSite Generation products are sold to leading merchant gas companies such as Air Liquide and Linde Gas and end users requiring high purity hydrogen produced on-site for industrial applications. We also sell products to progressive oil and gas companies, such as Shell Hydrogen, requiring hydrogen fueling stations for transportation applications. Recently, an increase in orders and interest for fueling stations in Europe and elsewhere, has signaled what we believe could be a major increase in the size of this market. During the past year, we have also witnessed an increase in interest and orders for our small, medium and large scale energy storage products, which also service the need for ancillary electrical power services, such as grid balancing and load profiling. While this area is heavily dependent on public funding initiatives, particularly in Europe, it continues to present compelling growth opportunities. In 2009, we began to sell our products to leading electric power utilities to satisfy the need for renewable energy storage.

The business objectives for our OnSite Generation group are to: (i) continue to pursue opportunities for customers to convert otherwise wasted renewable and other excess energy, such as wind, solar or excess baseload energy, into hydrogen; (ii) further expand into traditional markets, such as Eastern Europe (including Russia), Asia and the Middle East; (iii) grow our fueling station business; (iv) further increase the gross margins of existing product lines by improving our procurement and manufacturing processes; (v) reduce the cost of ownership of our products through design and technology improvement; and (vi) further increase the reliability and durability of our products to exceed the expectations of our customers and improve the performance of our applications.

Our OnSite Generation business competes with merchant gas companies, such as Air Liquide and Linde Gas which, in addition to being customers, operate large scale centralized hydrogen production plants and are providers of alternative on-site hydrogen generation products using steam methane reforming technology or other electrolysis technology. We compete on performance, reliability and cost and believe we are well positioned in situations where there is a need for high purity hydrogen manufactured on-site.

Power Systems

Our Power Systems business is based on PEM fuel cell technology, which transforms chemical energy liberated during the electrochemical reaction of hydrogen and oxygen into electrical energy. Our HyPM® branded fuel cell products are based on our extensive track record of on-bench testing and realtime deployments across a wide range of stationary and motive power applications. We configure our HyPM® products into multiple electrical power outputs ranging from 1 kilowatt to 1 megawatt with ease of integration, high reliability and operating efficiency, delivered from a highly compact area. We also develop and deliver hydrogen generation products based on PEM water electrolysis, which can also be used to serve the energy storage markets.

Our target markets include backup power for telecom and data centre installations and motive power applications, such as buses, trucks and utility vehicles. The military, historically an early technology adopter, is a specialized market for our innovative fuel cell based products. The worldwide market for data centre backup power is estimated to be in excess of US$6 billion and the market for telecom backup power is estimated to be US$2 to US$3 billion in the United States alone, based on a complete displacement of existing products serving this market.

Our Power Systems products are sold to leading OEMs, such as CommScope to provide backup power applications for telecom installations and vehicle and other integrators for motive power, direct current and alternative current backup. Additionally, our products are sold for prototype field tests intended to be direct replacements for traditional lead-acid battery packs for motive applications. We also sell our Power Systems products to the military and other early adopters of emerging technologies.

The business objectives for our Power Systems group are to: (i) offer a standard fuel cell platform for many markets, thereby enabling ease of manufacturing and reduced development spending; (ii) achieve further market penetration in the backup power and motive power markets by tailoring our HyPM® fuel cell products to meet market specific requirements, including price, performance and features; (iii) reduce product cost; (iv) invest in sales and market development activities in the backup power and motive power markets; (v) continue to target the military and other early adopters of emerging technologies as a bridge to future commercial markets; and (vi) secure the requisite people and processes to align our anticipated growth plans with our resources and capabilities.

Our Power Systems business competes with several well-established battery and internal combustion engine companies in addition to several other fuel cell companies. We compete on relative price/performance and design innovation. In the backup power market, we believe our HyPM® systems have an advantage over batteries and internal combustion engines for customers seeking extended run requirements, by offering more reliable and economical performance. In motive power markets, we believe our HyPM® products are well positioned against diesel generation and lead-acid batteries by offering increased productivity and lower operational costs.

There are four types of fuel cells other than PEM fuel cells that are generally considered to have possible commercial applications, including phosphoric acid fuel cells, molten carbonate fuel cells, solid oxide fuel cells and alkaline fuel cells. Each of these fuel cell technologies differs in their component materials and operating characteristics. While all fuel cell types may have potential environmental and efficiency advantages over traditional power sources, we believe PEM fuel cells can be manufactured less expensively and are more efficient and more practical in small-scale stationary and motive power applications. Further, most automotive companies have selected PEM technology for fuel cell powered automobiles. We expect this will help establish a stronger industry around PEM technology and may result in a lower cost, as compared to the other fuel cell technologies.

Recent Developments

On July 23, 2012, we announced that we, as part of a consortium of 7 partners, have successfully kicked off the INGRID project, a major research and development and demonstration project with an overall budget of 23.9 million Euros. The project will be funded with a financial contribution of 13.8 million Euros by the European Commission within the Seventh Framework Programme for European Research and Innovation and will take four years to complete. The government funds will be used to offset our research and product development costs over the four year duration of the project. The consortium will design, build, deploy and operate a 39 MWh energy storage facility in the Puglia region in Italy using McPhy Energy SA hydrogen-based solid state storage and our electrolysis technology and fuel cell power systems.

PRIOR SALES

We have not issued any securities in the 12-month period before the date of this prospectus other than: (i) 1,082,251 common shares issued to Enbridge Inc. (“Enbridge”) at a price of Cdn$4.62 per common share on April 20, 2012 pursuant to a subscription agreement with Enbridge; (ii) 1,775 common shares on the exercise of options at an issue price of Cdn$4.91, and (ii) 182,510 options to acquire an aggregate of 182,510 common shares at a weighted average exercise price of Cdn$6.25. We also issued 19,017 deferred share units and 132,162 performance share units, each of which entitles the holder thereof to receive common shares in certain circumstances.

For additional information regarding the changes in our share capital for the last three years, please refer to Note 14 of our consolidated financial statements as at and for the years ended December 31, 2011 and 2010, which are included in our Annual Report on Form 20-F for the year ended December 31, 2011, incorporated by reference herein, and Note 9 of our unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012, which is filed with the SEC as Exhibit 99.3 to our report on Form 6-K on August 1, 2012, which is also incorporated by reference herein.

PRICE RANGE AND TRADING

TSX

 The following table sets forth the high and low sale prices (which are not necessarily the closing prices) and total trading volumes on the TSX for the periods indicated for our common shares under the symbol “HYG”.

Period	High Price (Cdn$ per share)	Low Price (Cdn$ per share)	Total Volume

Monthly

2011
August	6.16	4.51	38,752
September	6.50	5.70	35,232
October	6.72	5.43	30,062
November	6.58	5.59	35,882
December	5.68	5.31	17,421

2012
January	5.95	5.16	31,623
February	5.97	5.50	18,345
March	5.90	4.59	24,070
April	6.43	4.32	52,268
May	6.70	5.30	29,488
June	6.77	5.81	56,485
July	6.80	5.80	15,018
August (through August 24)	6.70	6.00	18,559

Quarterly (quarter ended)

2012
First Quarter	5.97	4.59	74,038
Second Quarter	6.77	4.32	138,241
Third Quarter (through August 24)	6.80	5.80	33,577

Nasdaq

The following table sets forth the high and low sale prices (which are not necessarily the closing prices) and total trading volumes on Nasdaq for the periods indicated for our common shares under the symbol “HYGS”.

Period	High Price (US$ per share)	Low Price (US$ per share)	Total Volume

Monthly

2011
August	6.66	4.54	268,564
September	6.55	5.62	160,007
October	6.95	5.18	138,588
November	6.62	5.39	145,377
December	5.72	5.21	111,500

2012
January	5.93	5.06	121,277
February	5.97	5.48	89,493
March	5.70	4.70	97,688
April	6.30	4.47	238,989
May	6.85	5.25	101,793
June	6.79	5.70	123,421
July	6.8 2	5.61	68,811
August (through August 24)	6.90	5.85	59,896

Quarterly

2012
First Quarter	5.97	4.82	308,458
Second Quarter	6.85	4.47	464,203
Third Quarter (through August 24)	6.90	5.61	128,707

USE OF PROCEEDS

The securities offered by this prospectus may be offered from time to time at the discretion of the Company in one or more series or issuances with an aggregate offering amount not to exceed US$25 million. The net proceeds derived from the issue of the securities, or any one of them, under any prospectus supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the securities issued under any prospectus supplement. We will set forth information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

We may, from time to time, issue debt instruments, incur additional indebtedness and issue equity securities or warrants other than through the issue of securities pursuant to this prospectus.

In 1998, Stuart Energy Systems Corporation (“Stuart Energy”) entered into an agreement with Technologies Partnerships Canada, a program of Industry Canada to develop and demonstrate hydrogen fleet fuel appliances (the “TPC Agreement”). In connection with the APIF Transaction, Stuart Energy transferred all of its assets and liabilities, including all of its rights, obligations and liabilities under the TPC agreement, to the Company. In January 2011, we entered into an amendment (the “Amendment”) to the TPC Agreement with the Minister of Industry. Pursuant to the Amendment, we agreed to pay to the Minister of Industry 3% of the net proceeds of all equity instrument financings (which would include distributions under this prospectus of common shares, preferred shares or debt securities convertible into common shares, subscription receipts exchangeable for common shares, warrants for the purchase of common shares, share purchase contracts with respect to common shares, or units comprised of any of the foregoing securities) completed on or before September 30, 2017, up to an aggregate limit of Cdn$800,000 (the “Contingent Amount”). As of August 24 , 2012, Cdn$519,486 of the Contingent Amount remains payable.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2012. This table should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2011 and 2010, and our unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012, which are incorporated by reference in this prospectus.  See our unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012 for information regarding our indebtedness.  There have been no material changes to our capitalization or indebtedness since June 30, 2012.

As of June 30, 2012 (US$ in thousands)
(Unaudited)
Shareholders’ equity
Common shares	322,867
Series A purchaser warrants	702
Series B purchaser warrants	842
Contributed surplus	17,808
Deficit	(330,165)
Accumulated other comprehensive loss	(1,111)
Total capitalization	$10,883

EARNINGS COVERAGE RATIOS

The following earnings coverage ratios have been calculated for the twelve-month periods ended June 30, 2012 and December 31, 2011. The following earnings coverage ratios do not give effect to any issuance of preferred shares or debt securities pursuant to this prospectus or any prospectus supplement, since the aggregate principal amounts and the terms of such preferred shares or debt securities are not presently known. In addition, the earnings coverage ratios set out below do not purport to be indicative of earnings coverage ratios for any future period.

	12 Months Ended December 31, 2011	12 Months Ended June 30, 2012
	Actual	Actual

Interest requirements (in thousands)	$212	$257
Earnings (loss) before interest expense and taxes (in thousands)	$(9,576)	$(9,015)
Earnings Coverage	(45.17)	(35.08)

Due to losses in each period, our earnings coverage ratios are less than one-to-one. In order to achieve earnings coverage ratios of one-to-one for the 12 months ended December 31, 2011 and the 12 months ended June 30, 2012, the Company would need to have earned an additional US$10 million and US$9.529 million, respectively.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

The following briefly summarizes the provisions of our articles of incorporation, including a description of our share capital. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of incorporation.

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series. As at June 30, 2012, there were 7,688,197 common shares and no preferred shares issued and outstanding. As at August 24 , 2012, there were 7,688,197 common shares and no preferred shares issued and outstanding.

Common Shares

Dividend Rights

Holders of common shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, to receive dividends as and when declared by our Board of Directors. We have never declared or paid any cash dividends on our common shares.  We currently intend to retain any future earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.  If dividends are declared or paid, our transfer agent, CIBC Mellon Trust Company, would be the paying agent for any distributions.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all meetings of our shareholders and to vote at such meetings, except meetings at which only holders of a specific series of shares are entitled to vote. Each common share carries one vote on all matters to be voted on by our shareholders.

Preemptive, Subscription, Redemption and Conversion Rights

Common shares do not carry pre-emptive rights or rights of conversion into any other securities. However, in the event that we issue additional equity securities or securities convertible into equity securities for cash consideration, General Motors has been granted the right to participate in such offering on a pro rata basis based on the fully diluted number of common shares that it holds. General Motors’ pre-emptive right is subject to certain limited exceptions, including the issuance of common shares in connection with acquisitions.  General Motors’ participation right terminates on the date that the corporate alliance agreement between the Company and General Motors dated October 16, 2001 is terminated.

We have also granted similar participation rights to Enbridge. In the event that we issue additional equity securities or securities convertible into equity securities for cash consideration, Enbridge has been granted the right to participate in such offering on a pro rata basis based on the fully diluted number of common shares that it holds. Enbridge’s participation right is subject to certain limited exceptions, including the issuance of common shares in connection with acquisitions. Enbridge’s participation right terminates on the earlier of (i) the date Enbridge ceases to be the beneficial owner of more than 5% of our outstanding common shares, (ii) the date that the joint development agreement between the Company and Enbridge dated April 20, 2012 is terminated, or (iii) April 20, 2014.

In addition, we have granted General Motors a pre-emptive right whereby so long as General Motors holds at least 10% of our outstanding common shares, in the event that any of our founders, Pierre Rivard, Joseph Cargnelli or Boyd Taylor, wish to transfer (i) all or substantially all of their common shares to any person, or (ii) any of their common shares to a person actively competing with General Motors in the automotive or fuel cell industry, he must first offer the common shares to General Motors. General Motors currently owns less than 10% of our outstanding common shares, and therefore may not exercise this right.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the common shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, to share ratably in all of our assets remaining after payment of all liabilities.

Preferred Shares

As you read this section, please remember that the specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will govern. Thus, the statements we make in this section may not apply to your series of preferred shares.

Reference to a series of preferred shares means all of the preferred shares issued as part of the same series and having the attributes set out in our articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred shares you purchase. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Under our articles of incorporation, our Board of Directors is authorized, subject to Canadian law, without shareholder approval, from time to time to issue an unlimited number of preferred shares in one or more series. Our Board of Directors can fix the designations, powers, preferences, privileges and relative participating, optional or special rights of any preferred shares including any qualifications, limitations or restrictions. Preferred shares are entitled to priority over our common shares as to dividend rights, conversion rights, voting rights, redemption and liquidation preferences. Preferred shares may be convertible into shares of any other series or class of shares if our Board of Directors so determines. Our Board of Directors may fix the terms of the series of preferred shares it designates subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of the series.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our Board of Directors, including, as applicable;

•	the offering price at which we will issue the preferred shares;

•	the title and designation of number of shares of the series of preferred shares;

•
the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or non-cumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and will be entitled to a preference over our common shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on any such distribution of assets constituting a return of capital in respect of the preferred shares of any series is not paid in full, the preferred shares of such series shall participate rateably with the preferred shares of every other series in respect of all such dividends and amounts.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, including convertible debt securities, from time to time in one or more series. The specific terms relating to any of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the debt securities offered. As required by U.S. federal law and in conformity with the applicable laws of Canada, for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the indenture and in one or more resolutions of our Board of Directors, or pursuant to authority granted by one or more resolutions of our Board of Directors, or established pursuant to one or more supplemental indentures and may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities that may be authenticated and delivered under the indenture;

•	the extent and manner, if any, to which payment on or in respect of the debt securities will be senior or will be subordinated to the prior payment or other liabilities or obligations of the Company;

•	the percentage or percentages of principal amount at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable;

•
the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for any interest payable on the debt securities which are in registered form and the conventions for calculating interest if other than on the basis of a 360-day year of twelve 30 day months, if any;

•
the place or places, if any, other than or in addition to New York, New York, where the principal of (and premium, if any) and any interest on debt securities will be payable, any debt securities may be surrendered for registration of transfer, debt securities may be surrendered for exchange and the place or places where notices or demands to or upon us in respect of the debt securities may be served;

•
any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed or purchased at the Company’s option or otherwise;

•	the denominations in which any of the debt securities will be issuable if other than denominations of US$1,000 and any multiple thereof;

•	if other than the Company or the trustee, the identity of each registrar and/or paying agent;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration;

•
if the debt securities may be converted into or exercised or exchanged for common shares or preferred shares or other securities of the Company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at the Company’s option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common shares or preferred shares or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	any subordination provisions applicable to the debt securities;

•	the issue price at which the debt securities will originally be issued, expressed as a percentage of the principal amount, and the original issue date;

•	if the debt security is also an original issue discount security, the yield to maturity;

•
if other than U.S. dollars, the foreign currency or the units based on or relating to foreign currencies in which the debt securities are denominated and/or in which the payment of the principal of and any premium and interest on the debt securities will or may be payable;

•	any index, formula or other method pursuant to which the amount of payments of principal of and any premium and interest on the debt securities will or may be determined;

•
whether the principal of, and premium, if any, and interest, if any, on the debt securities are to be payable, at our election or at the election of a holder, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so payable;

•	the designation of the initial exchange rate agent, if any;

•
the defeasance provisions of the indenture that will be applicable to the debt securities, and any provisions limiting the applicability of, in modification of, in addition to or in lieu of such provisions;

•	provisions, if any, granting special rights to the holders of debt securities upon the occurrence of such events as may be specified;

•
any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;

•
whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities in bearer form and as to exchanges between registered and bearer form;

•	whether the debt securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

•
the date as of which any bearer securities and any temporary global security representing outstanding securities shall be dated if other than the date of original issuance of the first security to be issued;

•	the person to whom any interest on any security will be payable, if other than the person in whose name that security is registered at the close of business on the record date for such interest;

•
if the debt securities are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of such series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such securities to be authenticated and delivered;

•	whether, under what circumstances and the currency in which the Company will pay additional amounts (on account of any requirement to withhold or deduct taxes) on the debt securities to any holder;

•	the form of the face and reverse of the debt securities;

•	the CUSIP numbers for the debt securities, if any; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) on the debt securities.

Unless we indicate differently in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of the subscription receipts sets forth certain general terms and provisions of the subscription receipts to which any prospectus supplement may relate. We may issue subscription receipts that may be exchanged by the holders thereof for debt securities, preferred shares or common shares upon the satisfaction of certain conditions. The particular terms and provisions of the subscription receipts offered pursuant to an accompanying prospectus supplement, and the extent to which the general terms described below apply to those subscription receipts, will be described in such prospectus supplement.

Subscription receipts may be offered separately or together with debt securities, preferred shares or common shares, as the case may be. The subscription receipts will be issued under a subscription receipt agreement. Under the subscription receipt agreement, a purchaser of subscription receipts will have a contractual right of rescission following the issuance of debt securities, preferred shares or common shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the subscription receipts upon surrender of the debt securities, preferred shares or common shares, as the case may be, if this prospectus, the relevant prospectus supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the subscription receipts are issued.

Any prospectus supplement for subscription receipts supplementing this prospectus will contain the terms and conditions and other information with respect to the subscription receipts being offered thereby, including:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered and whether the price is payable in instalments;

•	any conditions to the exchange of subscription receipts into debt securities, preferred shares or common shares, as the case may be, and the consequences of such conditions not being satisfied;

•	the procedures for the exchange of the subscription receipts into debt securities, preferred shares or common shares, as the case may be;

•	the number of debt securities, preferred shares or common shares, as the case may be, that may be exchanged upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	the dates or periods during which the subscription receipts may be exchanged into debt securities, preferred shares or common shares;

•	whether such subscription receipts will be listed on any securities exchange;

•	any other rights, privileges, restrictions and conditions attaching to the subscription receipts; and

•	any other specific terms of such subscription receipts.

Subscription receipt certificates will be exchangeable for new subscription receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts. The preceding description and any description of subscription receipts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate.

We may issue warrants for the purchase of common shares, preferred shares or debt securities. Warrants may be issued independently or together with common shares, preferred shares or debt securities offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by, reference to the applicable warrant agreement. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of principal United States and Canadian federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

The prospectus supplement relating to any particular issue of common share warrants or preferred share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or series of preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of principal United States and Canadian federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash a number or an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Issued Warrants

Alpha Capital Anstalt and Iroquois Master Fund Ltd. each currently hold 104,688 Series A warrants of the Company and 130,323 Series B warrants of the Company (collectively, the “Purchaser Warrants”). The Purchaser Warrants were issued on January 14, 2010. Each Purchaser Warrant represents the right, during the term of the Purchaser Warrant, to purchase one common share at a price of US$3.68. Any Series A warrant which remains unexercised after January 14, 2015 will terminate and be of no further force or effect. Any Series B warrant which remains unexercised after July 15, 2015 will terminate and be of no further force or effect. The Purchaser Warrants were issued pursuant to a warrant agreement with Mellon Investor Services LLC.

The Purchaser Warrants are not exercisable to the extent that the holder of the Purchaser Warrant or any of its affiliates would beneficially own in excess of 4.9% of our common shares after such exercise. We may not waive this limitation without the consent of a majority of our shareholders.

The number of common shares issuable on exercise of the Purchaser Warrants and the exercise price are subject to revision upon the occurrence of any dividend, share split or share consolidation. Fractional common shares are not issuable upon the exercise of Purchaser Warrants. If we issue or sell common shares for a consideration per share less than the exercise price of any Purchaser Warrants in effect immediately prior to such issue or sale, then, subject to certain exceptions, the exercise price of the applicable Purchaser Warrants shall be reduced to an amount equal to the consideration per share received as a result of the sale or issuance.

If we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of the shares of common stock (the “purchase rights”), each holder of the Purchaser Warrants is entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of common shares acquirable upon the complete exercise of the Purchaser Warrants. We may not enter into certain fundamental transactions, including a merger or sale of all or substantially all of our assets, unless the successor entity assumes in writing all of our obligations under the Purchaser Warrants.

If certain fundamental transactions occur (such as a merger, consolidation, sale of substantially all of our assets, tender offer or exchange offer with respect to our common shares or reclassification of our common shares), other than a merger or consolidation in which (i) we are the surviving entity, (ii) the common shares continue to be publicly traded on an eligible market (other than the TSX) following such merger of consolidation, and (iii) an amount of common shares which is less than 20% of our outstanding common shares immediately prior to such merger or consolidation are issued in connection with such merger or consolidation), at the holder’s request, we or the successor entity shall purchase the Purchaser Warrants from the holder for an amount equal to the value of the unexercised portion of the Purchaser Warrants that remain as of the time of such fundamental transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function as reported by Bloomberg, L.P.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preferred shares, as applicable, at a future date or dates.

The price per common share or preferred share, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula contained in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts issued under it:

•
whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the share purchase contracts are to be prepaid or not;

•	whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of our common shares or preferred shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; and

•	whether the share purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any share purchase contracts. The preceding description and any description of share purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the share purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such share purchase contracts.

DESCRIPTION OF UNITS

The following description of the terms of the units sets forth certain general terms and provisions of the units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may issue the securities offered by this prospectus for cash:

•	to or through underwriters, dealers, placement agents or other intermediaries, or

•	directly to one or more purchasers.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or other placement agents,

•	the purchase price of the securities and the proceeds, if any, to us from such sale or exchange,

•	any delayed delivery arrangements,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any offering price, and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the securities.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement if any of such securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser or through agents designated from time to time. Any agent involved in the offering and sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters, dealers or agents a commission for various services relating to the issue and sale of any securities offered hereby. Any such commission will be paid out of our general corporate funds.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933 and Canadian provincial securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units, preferred shares, debt securities, subscription receipts, warrants, share purchase contracts and units offered hereby will not be listed on any securities or stock exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in our preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given that any broker-dealer will make a market in the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units of any series or as to the liquidity of the trading market, if any, for the preferred shares, debt securities, subscription receipts, warrants, share purchase contracts or units of any series.

In connection with any offering of securities (excluding at-the-market distributions of equity securities), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.  No underwriter or dealer involved in any at-the-market distribution of equity securities, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer has over-allotted, or will over-allot, securities in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe the principal Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

The applicable prospectus supplement may also describe certain U.S. federal income tax considerations generally applicable to the purchase, holding and disposition of the securities by an investor who is a United States person, including, to the extent applicable, certain U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, whether or not we will be considered a passive foreign investment company (and if so, the tax consequences to a United States shareholder), backup withholding and the foreign tax credit, and certain U.S. federal income tax consequences relating to securities payable in a currency other than U.S. dollars or containing early redemption provisions or other special terms.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of US$25 million of securities registered under this registration statement.

Securities and Exchange Commission registration fee	US$	2,865
Nasdaq Listing Expenses		5,000
Printing expenses		25,000
Legal fees and expenses		50,000
Accountants’ fees and expenses		20,000
Trustee fees and expenses		5,000
Miscellaneous		25,000
Total	US$	132,865

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. These ratios are provided to assist investors in evaluating our ability to meet interest requirements of debt securities. For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of loss before income taxes. Fixed charges consist of interest and 30% of rent costs.

	Year Ended December 31,										Six Months Ended June 30,
	2007		2008		2009		2010		2011		2012
Ratio of earnings to fixed charges	--	(1)	--	(1)	--	(1)	--	(1)	--	(1)	--	(1)

__________

(1)
Earnings for 2007 through June 30, 2012 were insufficient to cover fixed charges. The amounts required to obtain a ratio of one-to-one are set forth in Exhibit 12.1 to our registration statement on form F-3 filed with the SEC on August 1, 2012.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by us with the securities commission or similar authority in each of the provinces of Canada and filed with or furnished to the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, are specifically incorporated by reference in this prospectus:

1.
Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 28, 2012 and amended on August 27, 2012, which includes our consolidated financial statements as at and for the years ended December 31, 2011 and 2010, together with the auditors’ report thereon;

2.
management’s discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2011, which is included in our report on Form 6-K filed with the SEC on March 28, 2012;

3.	unaudited interim consolidated financial statements as at and for the three and six months ended June 30, 2012, which is included in our report on Form 6-K filed with the SEC on August 1, 2012;

4.
management’s discussion and analysis of financial condition and results of operations as at and for the three and six months ended June 30, 2012, which is included in our report on Form 6-K filed with the SEC on August 1, 2012;

5.
management proxy circular dated April 6, 2012 in connection with our annual and special meeting of shareholders held on May 9, 2012, which is included in our report on Form 6-K filed with the SEC on April 16, 2012; and

6.
material change report dated April 30, 2012 in respect of the subscription agreement and joint development agreement with Enbridge, which is included in our report on Form 6-K filed with the SEC on April 30, 2012.

Any documents of the types referred to in paragraphs  1 through 6 above (excluding confidential material change reports) and any business acquisition reports filed by us with the securities regulatory authorities in Canada or filed with the SEC after the date of this prospectus and prior to the termination of any offering of securities hereunder shall be deemed to be incorporated by reference into this prospectus. In addition, any report filed with the SEC by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or submitted by us to the SEC pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended, after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, provided that any reports on Form 6-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new annual information form (whether filed as an Annual Report on Form 20-F or otherwise) and new annual financial statements being filed with and, accepted by the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form (whether filed as an Annual Report on Form 20-F or otherwise), the previous annual financial statements and all interim financial statements, material change reports and information circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities hereunder.

A prospectus supplement containing the specific terms of an offering of our securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of securities covered by that prospectus supplement.

When we update our disclosure of interest coverage ratios by a prospectus supplement, the prospectus supplement filed with applicable securities regulatory authorities that contains the most recent updated disclosure of interest coverage ratios and any prospectus supplement supplying any additional or updated information we may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of the prospectus supplement.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from Jennifer Barber, Chief Financial Officer, at 220 Admiral Boulevard, Mississauga, Ontario, Canada L5T 2N6 (Telephone: (905) 361-3638). Copies of documents that we have filed with the securities regulatory authorities in Canada may be obtained over the Internet at the Canadian Securities Administrators’ website at www.sedar.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file or furnish reports and other information with or to the SEC. Our recent SEC filings may be obtained over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file or furnish with or to the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities and copying charges.

LEGAL MATTERS

Certain legal matters relating to the securities offered by this short form base shelf prospectus will be passed upon on our behalf by Torys LLP. As of the date hereof, the lawyers of Torys LLP, directly or indirectly, in aggregate, own less than one percent of our outstanding common shares.

EXPERTS

The consolidated financial statements as at and for the years ended December 31, 2011 and 2010 (as set forth in our Annual Report on Form 20-F for the year ended December 31, 2011) incorporated into this prospectus by reference have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Chartered Accountants, PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, Canada M5J 0B2, given on the authority of said firm as experts in accounting and auditing.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

Our auditors are PricewaterhouseCoopers LLP, Chartered Accountants, PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, Canada M5J 0B2. PricewaterhouseCoopers LLC is independent of us within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario.

Our transfer agent and registrar in Canada is CIBC Mellon Trust Company at its principal office in Toronto, Ontario, Canada and the co-transfer agent and co-registrar for our common shares in the United States is BNY Mellon Shareowner Services at its offices in New York, New York.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.         Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act, or the CBCA, provides:

(1)
A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)
A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)
A corporation may not indemnify an individual under subsection (1) unless the individual: (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)
A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)
Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsection (3).

(6)
A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual (a) in the individual’s capacity as a director or officer of the corporation; or (b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)
A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)	An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)	On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

In accordance with the CBCA, the By-laws of Hydrogenics Corporation, or the Company or Registrant, provide that:

Subject to the provisions of the CBCA, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or at the Company’s request on behalf of any such body corporate), and such director or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of the Company or such body corporate (or by reason of having undertaken such liability); and the Company shall with the approval of the court indemnify a person in respect of an action by or on behalf of the Company or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the Company or body corporate, against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action if in each case such director or officer:

(a) acted honestly and in good faith with a view to the best interests of the Company; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

Notwithstanding the foregoing, the Company shall, without requiring the approval of a court, indemnify any person referred to above, in respect of an action by or on behalf of the Company or body corporate to procure a judgment in its favor who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or body corporate, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has satisfied the appropriate conditions in (a) and (b) above.

The Company may also indemnify such person in such other circumstances as the CBCA or law permits or requires. These provisions shall be in addition to and not in substitution for any rights, immunities and protections to which any director or officer is otherwise entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Company has entered into indemnification agreements with each of its directors and officers (each an “Indemnified Party”) pursuant to which the Company has agreed to indemnify and save harmless the Indemnified Party (i) from and against all costs, charges, damages, awards, settlements, liabilities, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses shall be reasonable (collectively, “Expenses”) sustained or incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnified Party is involved by reason of being or having been a director and/or officer; and (ii) from and against all Expenses sustained or incurred by the Indemnified Party as a result of serving as a director and/or officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by the Indemnified Party as a director and/or officer, whether before or after the effective date of the indemnification agreement. The foregoing indemnification also applies to an Indemnified Party in respect of such party’s service, at the Company’s request, as an officer or director of another corporation or similar role with another entity.  In addition to any payment of advances in respect of any Expenses to the Indemnified Party upon such party’s request, an Indemnified Party is entitled to be reimbursed out-of-pocket Expenses for such party’s cooperation in any investigation, or participation as a witness or otherwise (other than as a named party in a proceeding), if so requested by the Company. If, at the time of the  Company’s request, an Indemnified Party is not a full-time employee of the Company, such party will be entitled to receive a per diem in respect of such cooperation and/or participation.

The indemnification provided to the Indemnified Party is only available if the Indemnified Party meets the standards of conduct set out in the applicable indemnification agreement, meaning that the Indemnified Party acted honestly and in good faith with a view to the best interests of the Company, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful (collectively, the “Indemnification Criteria”). The Indemnified Party will be deemed, subject to compelling evidence to the contrary, to have acted in good faith and/or the best interests of the Company. The Company will have the burden of establishing the absence of good faith.

The forgoing indemnification will not apply to (a) claims initiated by the Indemnified Party against the Company except for claims relating to the enforcement of the indemnification agreement; (b) claims initiated by the Indemnified Party against any other person or entity unless the Company or other party has joined with the Indemnified Party in, or consented to the initiation of that proceeding; and (c) claims by the Company for the forfeiture and recovery by the Company of bonuses or other compensation received by the Indemnified Party from the Company due to the Indemnified Party’s violation of applicable securities or other laws.  In addition, if the Indemnification Criteria are not satisfied, the Indemnified Party must repay all amounts paid thereto by the Company pursuant to the indemnification agreement.

Pursuant to the indemnification agreements, the Company is required to maintain liability insurance to support its liabilities thereunder. To that end, the Company has purchased liability insurance for the benefit of itself and the directors and officers of the Company and certain subsidiaries. Protection is provided to directors and officers for wrongful acts, including any actual or alleged error, misstatement, misleading statement, act, omission, neglect, or breach of duty by any director or officer in his or her insured capacity.

Item 9.           Exhibits

The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts and/or Units

3.1
Restated Articles of Incorporation of the Company dated October 27, 2009 (incorporated by reference from Exhibit 99.2 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.2
Articles of Arrangement of the Company dated October 27, 2009 (incorporated by reference from Exhibit 99.4 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.3
Certificate of Arrangement of the Company dated October 27, 2009  (incorporated by reference from Exhibit 99.5 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.4
Articles of Amendment to the Company’s Articles of Incorporation dated March 8, 2010 (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on March 9, 2010)

3.5
By-law No. 1 (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.6
Amendment to By-law No. 1 (incorporated by reference from Exhibit 1.6 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.1
Specimen Common Share Certificate (incorporated by reference from Exhibit 2.1 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.2
Form of Debt Securities Indenture (incorporated by reference from Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form F-3, File No. 333-162998, filed with the Securities and Exchange Commission on December 22, 2009)

4.3*	Form of Debt Security
4.4*	Form of Subscription Receipt Agreement
4.5*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate)
4.6*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate)
4.7*	Form of Share Purchase Contract
4.8*	Form of Unit
4.9*	Form of Debt Security
5.1 **	Opinion of Torys LLP
12.1 **	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP

23.2 **	Consent of Torys LLP
24.1 **	Powers of Attorney
25.1* **	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture
___________________________
*
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

**
Previously filed as an exhibit to the Company’s Registration Statement on Form F-3, File No. 333-182974, filed with the Securities and Exchange Commission on August 1, 2012 and incorporated by reference herein.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10.         Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430(B) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Country of Canada, on the 27th day of August, 2012.

HYDROGENICS CORPORATION

By:	/s/ Jennifer Barber
Jennifer Barber
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daryl Wilson	President and Chief Executive Officer	August 27 , 2012
Daryl Wilson	(Principal Executive Officer) and Director

/s/ Jennifer Barber	Chief Financial Officer	August 27 , 2012
Jennifer Barber	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	August 27 , 2012
Douglas Alexander

*	Director	August 27 , 2012
Michael Cardiff

*	Chief Technology Officer and Director	August 27 , 2012
Joseph Cargnelli

*
Henry J. Gnacke	Director	August 27 , 2012

*	Director	August 27 , 2012
Norman M. Seagram

*By:	/s/ Jennifer Barber
Jennifer Barber
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Hydrogenics Corporation in the United States, on August 27 , 2012.

HYDROGENICS USA, INC.

By:	/s/ Jennifer Barber
Jennifer Barber
Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Share Purchase Contracts and/or Units

3.1
Restated Articles of Incorporation of the Company dated October 27, 2009 (incorporated by reference from Exhibit 99.2 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.2
Articles of Arrangement of the Company dated October 27, 2009 (incorporated by reference from Exhibit 99.4 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.3
Certificate of Arrangement of the Company dated October 27, 2009  (incorporated by reference from Exhibit 99.5 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.4
Articles of Amendment to the Company’s Articles of Incorporation dated March 8, 2010 (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on March 9, 2010)

3.5
By-law No. 1 (incorporated by reference from Exhibit 99.3 to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-31815, filed with the Securities and Exchange Commission on October 27, 2009)

3.6
Amendment to By-law No. 1 (incorporated by reference from Exhibit 1.6 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.1
Specimen Common Share Certificate (incorporated by reference from Exhibit 2.1 to the Company’s Annual Report on Form 20-F, File No. 000-31815, filed with the Securities and Exchange Commission on March 26, 2010)

4.2
Form of Debt Securities Indenture (incorporated by reference from Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form F-3, File No. 333-162998, filed with the Securities and Exchange Commission on December 22, 2009)

4.3*	Form of Debt Security
4.4*	Form of Subscription Receipt Agreement
4.5*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate)
4.6*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate)
4.7*	Form of Share Purchase Contract
4.8*	Form of Unit
4.9*	Form of Debt Security
5.1 **	Opinion of Torys LLP
12.1 **	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2 **	Consent of Torys LLP
24.1 **	Powers of Attorney

25.1* **	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture
___________________________

*
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

**
Previously filed as an exhibit to the Company’s Registration Statement on Form F-3, File No. 333-182974, filed with the Securities and Exchange Commission on August 1, 2012 and incorporated by reference herein.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.